Exhibit 99.1

Contacts:	Tom Rathjen Vice President, Investor Relations +1 (408) 789-4458 trathjen@accuray.com	Stephanie Tomei Senior Manager, Public Relations +1 (408) 789-4234 stomei@accuray.com

Accuray Announces Results for Third Quarter of Fiscal 2009

Record Total Revenue for Quarter

SUNNYVALE, Calif., May 5, 2009 – Accuray Incorporated (Nasdaq: ARAY), a global leader in the field of radiosurgery, announced today financial results for the third quarter of fiscal 2009, ended March 28, 2009.

For the third quarter of fiscal 2009, Accuray reported total revenue of $61.3 million, a four percent increase over the third quarter of fiscal 2008 total revenue of $58.8 million and a six percent sequential increase over the second quarter of fiscal 2009.

Net income for the third quarter of fiscal 2009 was $1.2 million, or $0.02 per diluted share, compared to net income of $584,000, or $0.01 per diluted share, during the same period last year. During the quarter, net income was impacted by a non-recurring charge of $1.6 million or $0.03 per share associated with severance costs for January’s work force reduction.  Non-cash, stock based compensation charges for the third quarter of fiscal 2009 were $3.1 million.

For the nine months ended March 28, 2009, total revenue was $174.8 million, a ten percent increase over total revenue of $159.4 million for the same period last year.  Net loss for the first nine months of fiscal 2009 was ($613,000), or ($0.01) per diluted share, compared to net income of $5.2 million, or $0.09 per diluted share for the first nine months of fiscal 2008.  During the first three quarters of fiscal 2009, net income was impacted by several non-recurring costs, including those associated with employee separation expenses, inventory write downs and a fair market charge in connection with a settlement agreement entered into with the distributor of the auction rate securities that guarantees repayment of the securities at par value beginning in June 2010.

At March 28, 2009, non-contingent contracts, for which all contractual obligations have been satisfied, accounted for approximately $425 million or 72 percent of total backlog.  Accuray’s backlog is composed of signed contracts that the company believes have a substantially high probability of being recognized as revenue in future periods.  Total backlog at the end of the third fiscal quarter of 2009 was $591 million, with approximately $301 million associated with CyberKnife® Robotic

Radiosurgery System contracts and approximately $290 million associated with services and other recurring revenue. Contingent contracts made up $166 million of backlog.  As noted, beginning with the first quarter of fiscal 2010, Accuray will report only non-contingent orders as backlog.

“With record revenue and solid CyberKnife sales, we are pleased with third quarter performance and the strength of our business,” said Euan S. Thomson Ph.D., Accuray’s president and chief executive officer. “The unique capabilities of the CyberKnife Robotic Radiosurgery System to track and precisely target the movement of tumors throughout treatment are providing physicians and their patients with an effective, non-invasive weapon against cancer.”

Accuray’s cash and investment balances at the end of the third quarter of 2009 totaled $157.2 million, which includes cash and cash equivalents of $33.9 million, restricted cash of $1.1 million, short-term investments of $64.3 million and long-term investments of $57.9 million. At the end of the third quarter of 2009 the Company continued to have no debt.

Outlook

The following statement is forward-looking and actual results may differ materially.  Accuray expects total revenues for fiscal 2009 to be in the range of $225 million to $240 million.

Additional Information

Additional information regarding backlog segmentation, which will be discussed during the conference call, is available in the Investor Relations section of the company’s Web site at www.accuray.com.

Earnings Call Open to Investors

Accuray will hold a conference call for financial analysts and investors on Tuesday, May 5, 2009 at 2:00 p.m. PT / 5:00 p.m. ET.  The conference call dial-in numbers are 1-866-379-2019 (USA) or 1-706-634-1525 (International), Conference ID:  90985949.   A live webcast of the call will also be available from the Investor Relations section on the company’s Web site at www.accuray.com.  In addition, a recording of the call will be available by calling 1-800-642-1687 (USA) or 1-706-645-9291(International), Conference ID number: 90985949, beginning at 5:00 p.m. PT / 8:00 p.m. ET, May 5, 2009 and will be available through May 8, 2009.  A webcast replay will also be available from the Investor Relations section of the company’s Web site at www.accuray.com from approximately 5:00 p.m. PT / 8:00 p.m. ET today through Accuray’s release of its results for the fourth quarter of fiscal 2009, ending June 27, 2009.

About the CyberKnife® Robotic Radiosurgery System

The CyberKnife Robotic Radiosurgery System is the world’s only robotic radiosurgery system designed to treat tumors anywhere in the body non-invasively. Using continual image guidance technology and computer controlled robotic mobility, the CyberKnife System automatically tracks, detects and corrects for tumor and patient movement in real-time throughout the treatment. This enables the CyberKnife System to deliver high-dose radiation with pinpoint precision, which minimizes damage to surrounding healthy tissue and eliminates the need for invasive head or body stabilization frames.

About Accuray

Accuray Incorporated (Nasdaq: ARAY), based in Sunnyvale, Calif., is a global leader in the field of radiosurgery dedicated to providing an improved quality of life and a non-surgical treatment option for those diagnosed with cancer. Accuray develops and markets the CyberKnife Robotic Radiosurgery System, which extends the benefits of radiosurgery to include extracranial tumors, including those in the spine, lung, prostate, liver and pancreas. To date, the CyberKnife System has been used to treat more than 60,000 patients worldwide and currently 164 systems have been installed in leading hospitals in the Americas, Europe and Asia. For more information, please visit www.accuray.com.

Safe Harbor Statement

The foregoing may contain certain forward-looking statements that involve risks and uncertainties, including uncertainties associated with the medical device industry. Except for the historical information contained herein, the matters set forth in this press release, as to financial guidance including realization of backlog, anticipated cost savings and benefits from job eliminations, procedure growth, market acceptance; clinical studies, regulatory review and approval, and commercialization of products are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. You should not put undue reliance on any forward-looking statements. Important factors that could cause actual performance and results to differ materially from the forward-looking statements we make include: failure to achieve anticipated savings from cost-cutting efforts; market acceptance of products; variability of installation and sales cycle including customer financing and construction delays; competing products, the combination of our products with complementary technology; and other risks detailed from time to time under the heading “Risk Factors” in our report on Form 10-K for the 2008 fiscal year, as updated from time to time by our quarterly reports on Form 10-Q and our other filings with the Securities and Exchange Commission. The Company’s actual results of operations may differ significantly from those contemplated by such forward-looking statements as a result of these and other factors. We assume no obligation to update forward-looking statements to reflect actual performance or results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws.

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Accuray Incorporated

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three months ended		Nine months ended
	March 28, 2009	March 29, 2008	March 28, 2009	March 29, 2008
Net revenue:
Products	$41,006	$40,706	$119,762	$116,821
Shared ownership program	1,285	2,715	3,197	8,071
Services	17,901	11,017	47,730	26,966
Other	1,109	4,320	4,106	7,584
Total net revenue	61,301	58,758	174,795	159,442
Cost of revenue:
Cost of products	17,630	19,411	49,894	52,332
Cost of shared ownership program	185	755	654	2,227
Cost of services	12,057	8,165	32,214	19,014
Cost of other	1,067	4,144	3,833	5,813
Total cost of revenue	30,939	32,475	86,595	79,386
Gross profit	30,362	26,283	88,200	80,056
Operating expenses:
Selling and marketing	11,420	10,792	35,623	32,115
Research and development	9,259	8,632	26,807	24,475
General and administrative	8,821	7,943	28,513	23,820
Total operating expenses	29,500	27,367	90,943	80,410
Income (loss) from operations	862	(1,084)	(2,743)	(354)
Interest and other income, net	575	1,345	2,436	6,154
Income (loss) before provision for income taxes	1,437	261	(307)	5,800
Provision (benefit) for income taxes	221	(323)	306	608
Net income (loss)	$1,216	$584	$(613)	$5,192

Net income (loss) per common share, basic and diluted:
Basic	$0.02	$0.01	$(0.01)	$0.10
Diluted	$0.02	$0.01	$(0.01)	$0.09
Weighted average common shares outstanding used in computing net income (loss) per share:
Basic	55,724	54,856	55,138	54,539
Diluted	58,772	60,125	55,138	60,862
Cost of revenue, selling and marketing, research and development, and general and administrative expenses include stock-based compensation charges as follows:
Cost of revenue	$622	$514	$1,801	$1,364
Selling and marketing	$538	$1,081	$2,518	$3,227
Research and development	$797	$800	$2,330	$2,278
General and administrative	$1,167	$1,837	$5,027	$5,949

Accuray Incorporated

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	March 28,	June 28,
	2009	2008

Assets
Current assets:
Cash and cash equivalents	$33,907	$36,936
Restricted cash	1,093	4,830
Short-term marketable securities	64,333	85,536
Accounts receivable, net of allowance for doubtful accounts of $477 at March 28, 2009 and $27 at June 28, 2008	33,097	33,918
Inventories	28,562	23,047
Prepaid expenses and other current assets	4,978	6,431
Deferred cost of revenue—current	21,621	31,667
Total current assets	187,591	222,365
Long-term marketable securities	57,887	37,014
Property and equipment, net	14,830	17,140
Goodwill	4,495	4,495
Intangible assets, net	732	926
Deferred cost of revenue—noncurrent	5,300	11,724
Other assets	1,340	1,340
Total assets	$272,175	$295,004
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$11,372	$12,962
Accrued expenses	15,892	11,873
Customer advances—current	13,207	22,331
Deferred revenue—current	74,104	87,455
Total current liabilities	114,575	134,621
Long-term liabilities:
Customer advances—noncurrent	—	2,900
Deferred revenue—noncurrent	10,358	26,720
Total liabilities	124,933	164,241
Stockholders’ equity:
Preferred stock, $0.001 par value; authorized: 5,000,000 shares; no shares issued and outstanding.	—	—
Common stock, $0.001 par value; authorized: 100,000,000 shares; issued: 58,052,062 and 56,719,864 shares at March 28, 2009 and June 28, 2008, respectively; outstanding: 55,912,044 and 54,579,846 shares at March 28, 2009 and June 28, 2008, respectively.	56	55
Additional paid-in capital	268,811	252,901
Accumulated other comprehensive income (loss)	114	(1,067)
Accumulated deficit	(121,739)	(121,126)
Total stockholders’ equity	147,242	130,763
Total liabilities and stockholders’ equity	$272,175	$295,004